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                                  EXHIBIT 11


       Statement Re: Computation of Net Income per Share of Common Stock

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                                                               For the Year Ended December 31,
                                                --------------------------------------------------------------
                                                      1998                  1997                    1996
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
NET INCOME                                          $ 6,001,000            $ 5,447,000            $ 2,830,000
                                                    ============           ============           ============
Basic net income per share:
    Weighted average number of shares
       outstanding for the period                     5,338,000              5,366,000              4,660,000
                                                    ============           ============           ============

    BASIC NET INCOME PER SHARE                      $      1.12            $      1.02            $      0.61
                                                    ============           ============           ============

Diluted net income per share:
    Weighted average number of shares
       outstanding during the period                  5,338,000              5,366,000              4,660,000
    Dilutive impact of unexercised
       common stock options                             231,000                186,000                133,000
                                                    ------------           ------------           ------------
    Weighted average number of shares
       outstanding for the period                     5,569,000              5,552,000              4,793,000
                                                    ============           ============           ============

    DILUTED NET INCOME PER SHARE                    $      1.08            $      0.98            $      0.59
                                                    ============           ============           ============
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